SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                   FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 3, 2002



                            J NET ENTERPRISES, INC.
                            _______________________
             (Exact Name of Registrant as Specified in its Charter)

                                     1-9728
                                   __________
                            (Commission File Number)


               Nevada                         88-0169922
             __________                       __________
      (State of Incorporation)  (I.R.S. Employer Identification Number)


                         4020 W. Lake Creek Drive, #100
                             Wilson, Wyoming 83014
                         ______________________________
         (Address, including zip code, of Principal Executive Offices)

                                 (307) 739-8603
                              ___________________
              (Registrant's Telephone Number, Including Area Code)


ITEM 5.  OTHER EVENTS

     On June 30, 2001, Registrant and its majority-owned subsidiary, InterWorld Corporation ("InterWorld"), entered into a secured credit facility in which Registrant agreed to loan up to $20 million to InterWorld. Indebtedness under the credit facility was secured by, among other things, all of the assets and intellectual property of InterWorld. As of March 31, 2002, advances under the credit facility totaled $17.2 million, excluding accrued interest thereon.

     On February 15, 2002, Registrant notified InterWorld of certain defaults under the credit facility and InterWorld acknowledged such defaults. On May 3, 2002, Registrant and InterWorld completed foreclosure proceedings in which InterWorld agreed to assign, among other things, all of its intellectual property to IW Holdings, Inc., a wholly-owned subsidiary of Registrant, in full satisfaction of the outstanding indebtedness under the credit facility. In connection with such assignment, all of InterWorld's employees, contracts and other assets were transferred to Registrant.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        Not Applicable

 (C)  EXHIBITS

      Exhibit        Description

       10.37 Assignment of Intellectual Property, dated as of May 3, 2002, by and among J Net Enterprises,
                     Inc., InterWorld Corporation and IW Holdings, Inc.


                                         SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         J NET ENTERPRISES, INC.

                                         By: /s/ Mark W. Hobbs
                                             _________________
                                             Name: Mark W. Hobbs
                                             Title:   President
Dated: May 13, 2002